Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of
Diomed Holdings, Inc.
Andover, Massachusetts

    We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amended Registration Statement on Form S-8/A of our report dated March 16, 2007 relating to the consolidated financial statements of Diomed Holdings, Inc. appearing in the Company’s Annual Report on form 10-KSB for the year ended December 31, 2006.

/s/ BDO Seidman, LLP

Boston, Massachusetts

September 7, 2007